Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of BillionToOne, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement (this “Agreement”) as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: November 6, 2026

HUMMINGBIRD VENTURES MANAGEMENT NV

By: 49/9 CommV, its Director

By:	/s/ Lukas Decoster
Name: Lukas Decoster
Title: Permanent Representative

HUMMINGBIRD OPPORTUNITY FUND II COMMV

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

HUMMINGBIRD VENTURES III COMMV

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

HUMMINGBIRD DRAGONS COMMV

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

HUMMINGBIRD COLLECTIVE COMMV

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

HB&Q NV

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

NOMADS PARTNERSHIP

By: Hummingbird Ventures Management NV, its Manager

By:	/s/ Firat Ileri
Name: Firat Ileri
Title: Permanent Representative

/s/ Firat Ileri
FIRAT ILERI

/s/ Barend Van den Brande
BAREND VAN DEN BRANDE

/s/ Lukas Decoster
LUKAS DECOSTER